EXHIBIT 21

                       WPL HOLDINGS, INC. AND SUBSIDIARIES
                                  SUBSIDIARIES



   The material subsidiaries of the Company as of December 31, 1994, are as follows:

                                                               % of Voting
                                                               Stock Owned
                                                               Directly or
                                               State of       Indirectly by
   Name of Subsidiary                           Incorp.        the Company

   A.  Wisconsin Power and Light Company       Wisconsin           100%

       1.  South Beloit Water, Gas
            and Electric Company               Illinois            100%
       2.  REAC, Inc                           Wisconsin           100%
       3.  NUFUS Resources, Inc                Wisconsin           100%
       4.  Wisconsin River Power Company       Wisconsin        33-1/3%
       5.  Wisconsin Valley Improvement
           Company                             Wisconsin            13%

   B.  Heartland Development Corporation       Wisconsin         97.60%

       1.  Energy Services
           A.  A&C Enercom Consultants, Inc.   Wisconsin         92.72%
           B.  Entec Consulting, Inc.          Wisconsin           100%
           C.  Heartland Energy Services, Inc. Wisconsin           100%
           D.  Enserv, Inc.                    Wisconsin           100%
           E.  Heartland Fuels Corportion      Wisconsin            80%

       2.  Environmental Services
           A.  Environmental Holding Company   Wisconsin         90.80%
           B.  RMT, Inc.                       Wisconsin           100%
           C.  Jones & Neuse, Inc.             Wisconsin           100%
           D.  QES, Inc.                       Wisconsin           100%

       3.  Affordable Housing
           A.  Heartland Properties, Inc.      Wisconsin           100%
           B.  Tool Kit Property Management
               Systems, Inc.                   Wisconsin           100%
           C.  Heartland Retirement Services   Wisconsin         95.50%
           D.  Capital Square Financial Corp.  Wisconsin           100%
           E.  Heartland Capital Co.           Wisconsin            47%